CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-199131, 333-199130 and 333-183388), on Forms S-4 (Nos. 333-202319 and 333-161706) and on Forms S-8 (Nos. 333-200849, 333-159878 and 333-146338) of Energy Transfer Partners, L.P. of our report dated February 24, 2015 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in the Current Report on Form 8-K of Energy Transfer Partners, L.P., dated March 2, 2015.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 2, 2015